Exhibit 10.17

Director Profits Unit Agreement

This Director Profits Unit Agreement, dated as of the date set forth on the page immediately following the signature page hereof, is entered into by and between Blizzard Parent, LLC, a Delaware limited liability company (the “Company”) and the Director whose name appears on the signature page hereof (the “Director”), pursuant to, and subject to the terms of, the Blizzard Parent, LLC Profits Unit Plan. The meaning of each capitalized term may be found in Section 8.

The Company and the Director hereby agree as follows:

Section 1. Grant of Profits Units.

(a) In General. Subject to all the terms of this Agreement, as of the Closing, the Company has elected to grant to the Director the number of Profits Units of the Company specified on the page immediately following the signature page hereof. This grant of Profits Units is being made, and the terms of the Profits Units are subject to, this Agreement, the Profits Unit Plan and the Company Operating Agreement.

(b) Section 83(b) Election. As a condition to the grant of Profits Units of the Company, the Director shall complete and return to the Company the election under Section 83(b) of the Code with respect to such Profits Units in the form attached hereto as Appendix C on or prior to the due date specified therefor.

(c) Hurdle Amount. To the extent necessary for a Profits Unit to be a partnership profits interest for U.S. federal tax purposes, such Profits Unit shall have a Hurdle Amount maintained in the records of the Company, which shall be in addition to the Benchmark Amount as specified in the Company Operating Agreement

(d) Restrictive Covenants. The Director, in consideration of the grant of Profits Units and the receipt of certain confidential information and trade secrets of the Company and its Affiliates, agrees to be bound by the covenants set forth in Appendix A to this Agreement. These covenants shall be in addition to, and shall not supersede, the covenants set forth in any other agreement to which the Director and the Company or an Affiliate of the Company are or hereafter become parties. In agreeing and accepting these covenants, the Director acknowledges having reviewed them and agrees that these covenants are reasonable in time and scope and do not pose an undue hardship on the Director. The Director further acknowledges and agrees that the Company would not have entered into this Agreement and issued Profits Units under this Agreement if the Director did not agree to these covenants.

Section 2. The Closing as to the Grant of Profits Units.

(a) Time and Place. The grant of the Profits Units pursuant to Section 1 (the “Closing”) shall take place at a time and place selected by the Company or within five (5) business days following the date on which the Closing requirements of the Director and the Company as set forth in Section 2(b) and 2(c) have been completed.

(b) Delivery by the Director. At or prior to the Closing, the Director shall deliver to the Company, (1) a counterpart signature to this Agreement and (2) a joinder to the Company Operating Agreement in the form attached hereto as Appendix B.

(c) Delivery by the Company. At or prior to the Closing, the Company shall evidence the Director’s ownership of the Profits Units of the Company in its customary manner.

(d) Status as an “Other Member”. The Director hereby acknowledges and agrees that the Director, as a member of the Company, shall have the same rights and be subject to the same obligations as an “Other Member” under the Company Operating Agreement.

Section 3. Vesting and Forfeiture of Profits Units; Effect of Termination of Services on Profits Units.

(a) Service Vesting. Except as otherwise provided in Section 3(b) or Section 3(c) of this Agreement or as agreed in writing between the Company and the Director, the Profits Units shall become vested in five (5) equal annual installments on each of the first (1st) through fifth (5th) anniversaries of the Vesting Commencement Date, subject to the continuous service of the Director with the Company until the applicable vesting date; provided that, in the event of a Centerbridge Exit, subject to the Director’s continued service with the Company until the Centerbridge Exit, any Profits Units which are then unvested and outstanding shall automatically become vested upon the occurrence of the Centerbridge Exit.

(b) General Principles Applicable to Vesting of the Profits Units

(i) Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the Profits Units at any time and from time to time.

(ii) No Other Accelerated Vesting. The vesting provisions set forth in this Section 4, or expressly set forth in the Profits Unit Plan, shall be the exclusive vesting provisions applicable to the Profits Units and shall supersede any other provisions relating to vesting, unless such other provision expressly refers to the Profits Unit Plan by name and this Agreement by name and date.

(c) Effect of Termination of Service

(i) By Reason of Death or Disability. Subject to Section 3(c)(iii), if the Director’s service terminates as a result of the Director’s death or Disability, all of the Director’s unvested Units shall become fully and immediately vested upon such termination of service.

(ii) Without Cause. Subject to Section 3(c)(iii), if the Director’s service terminates and such termination is by or at the request of the Board without Cause (excluding death or Disability), then (A) a pro rata portion of the Profits Units scheduled to vest on the next following anniversary of the Vesting Commencement Date (or Grant Date, if applicable) shall vest, with such prorated amount to be determined by multiplying such number of Profits Units by a fraction , the numerator of which is number of whole and partial months elapsed since the most recent anniversary of the Vesting Commencement Date (or Grant Date, if applicable), and the denominator of which is twelve (12), and (B) all unvested Profits Units shall automatically be forfeited.

(iii) By Resignation or With Cause. If the Director’s service terminates and such termination is by the Director, then all of the Director’s unvested Profits Units shall automatically be forfeited. If the Director’s service terminates and such termination is by the Company with Cause, then all of the Director’s Profits Units, whether vested or unvested, will automatically be forfeited.

Section 4. Director’s Representations and Warranties. In connection with the transactions contemplated by this Agreement, the Director hereby provides the Company with the representations, warranties and covenants set forth in Section 11 of the Company Operating Agreement.

Section 5. Restriction on Transfer of Profits Units.

(a) Profits Units. Profits Units may not be Transferred except to the extent approved by the Administrator or as otherwise permitted by the Profits Units Plan, and subject to such conditions and limitations as may be determined by the Administrator.

(b) Expiration Upon a Qualified IPO. The provisions of this Section 5 shall terminate upon the consummation of a Qualified IPO with respect to any security received by the Director that is of the same class of securities as those registered under the Securities Act in connection with such Qualified IPO, subject to any lockup or holdback agreement (including pursuant to the Plan or otherwise in connection with any underwritten offering).

Section 6. Repurchase Rights on Termination of Service. By entering into this Agreement and accepting the award of Profits Units, the Director accepts and agrees to the repurchase rights applicable to Units set forth in Article V of the Profits Unit Plan.

Section 7. Cooperation related to an IPO. The Director shall reasonably cooperate with the Company and take such actions as may be reasonably requested by the Administrator in order to effectuate an IPO Restructuring and an IPO undertaken in accordance with the terms of the Company Operating Agreement.

Section 8. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrator” has the meaning given in the Profits Unit Plan.

“Affiliate” has the meaning given in the Company Operating Agreement.

“Agreement” means this Director Profits Unit Agreement, as amended from time to time in accordance with the terms hereof.

“Benchmark Amount” has the meaning given in the Company Operating Agreement.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning given in the Profits Unit Plan.

“CBP Member” has the meaning given in the Profits Unit Plan.

“Centerbridge Exit” means a transaction in which the CBP Member disposes of all or substantially all of its investment in the Company. Neither an IPO nor a business combination in which the CBP Member or an Affiliate of the CBP Member controls the resulting combined entity shall constitute a Centerbridge Exit.

“Closing” has the meaning given in Section 2(a).

“Code” has the meaning given in the Profits Unit Plan.

“Company” means Blizzard Parent, LLC, a Delaware limited liability company.

“Company Operating Agreement” has the meaning given in the Profits Unit Plan.

“Director” has the meaning given in the preamble to this Agreement.

“Disability” has the meaning given in the Profits Unit Plan.

“Effective Date” has the meaning given in the Profits Unit Plan.

“Hurdle Amount” has the meaning given in the Company Operating Agreement.

“Fair Market Value” has the meaning given in the Profits Unit Plan.

“Grant Date” means the date on which the Closing of the grant of Profits Units occurs.

“IPO” has the meaning given in the Profits Unit Plan.

“IPO Restructuring” has the meaning given in the Company Operating Agreement.

“Person” has the meaning given in the Profits Unit Plan.

“Profits Unit” has the meaning given in the Profits Unit Plan.

“Profits Unit Plan” means the Blizzard Parent, LLC Profits Unit Plan adopted by the Board, as amended from time to time.

“Qualified IPO” has the meaning given in the Company Operating Agreement.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Securities Act” has the meaning given in the Company Operating Agreement.

“Subsidiary” has the meaning given in the Company Operating Agreement.

“Transfer” has the meaning given in the Company Operating Agreement.

“Vesting Commencement Date” means the date set forth on the page immediately following the signature page hereof.

Section 9. Miscellaneous.

(a) Authorization to Use Personal Data. The Director authorizes any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent required by law; provided, however, that the Company or its Affiliate, as applicable, shall provide the Director with prior written notice thereof if and to the extent required by law.

(b) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, or when received in the form of a facsimile, electronic mail or other electronic transmission (receipt confirmation requested), to the Company, the CBP Member or the Director, as the case may be, at the following addresses or to such other address as the Company, the CBP Member or the Director, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it as provided in the Company Operating Agreement;

(ii) if to the Director, to the Director at the Director’s most recent address as shown on the books and records of the; and

(iii) if to the CBP Member, to it as provided in the Company Operating Agreement;

with a copy (which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Attention:         Andrew L. Bab or Jonathan F. Lewis

Email:       ####@debevoise.com or

                 ####@debevoise.com

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or by electronic mail, or on the third business day if delivered by regular mail. Copies of any notice or other communication given under this Agreement shall also be given to the CBP Member pursuant to clause (iii) above.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

(d) Waiver; Amendment.

(i) Waiver. No action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Director, the Company and the Company; provided, further, that any amendment adversely affecting the rights or economic benefits of the CBP Member hereunder must be consented to by the CBP Member.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other parties.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(g).

(h) Consent to Electronic Delivery. The Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to the Company Operating Agreement or applicable securities laws) regarding the Company, this Agreement and the Units via electronic delivery, including electronic mail.

(i) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(k) Interpretive Rule. In the event of any ambiguity regarding the interpretation of this Agreement, this Agreement shall be interpreted by the Administrator to effect the same result, as nearly as practicable, as if the Director had been granted Profits Units of the Company directly.

(l) Third Party Beneficiary. This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof except for the CBP Member, which is an express third party beneficiary of this Agreement (other than Appendix A hereof) and entitled to enforce its terms and provisions (other than Appendix A hereof).

(m) No Right to Continued Service. Nothing in the Company Operating Agreement or this Agreement shall confer upon the Director any right to continue in the service of the Company or shall interfere with or restrict the right of any member of the Company to terminate the Director’s services to the Company at any time for any reason whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the Director and the Company have executed this Agreement as of the date set forth on the page immediately following the signature page hereof.

THE EXECUTIVE

By:
Name: [ ]

BLIZZARD PARENT, LLC

By:
Name: Clint Jones
Title: CEO

Name: [ ]
Address: [ ]

Email address: [ ]

* * *

Date of Agreement:	[ ]

Profits Units

Total Number of Profits Units Granted:	[ ]

Hurdle Amount:	[ ]

Vesting Commencement Date:	[ ]

Appendix A

Restrictive Covenants

The Director acknowledges that the Director has gained and will gain access to certain confidential information, trade secrets, and proprietary methods and processes relating to the operations, strategy and financial initiatives of the Company, and that the Company has a legitimate business interest in protecting such information, trade secrets, methods, and processes. In consideration for access to this confidential information, trade secrets, methods and processes, the Director agrees to abide by the covenants and restrictions contained in this Appendix A.

(a) Noncompetition. Unless otherwise approved by the Company, the Director shall not, during the Noncompetition Restricted Period (as defined below) and in the Restricted Area (as defined below), be engaged, directly or indirectly (other than as the passive owner of not in excess of 5% of the outstanding equity interests of any entity), whether as a principal, partner, member, employee, independent contractor, consultant, shareholder or otherwise in (i) a business or endeavor which is competitive with or substantially similar to any business of the Company or any of its Subsidiaries conducted during the twelve (12) months preceding the date the Director ceases to be in service of the Company or its Subsidiaries, or (ii) any potential business (A) which has been submitted to the Board for consideration and is under active consideration by the Board, and (B) of which the Director was aware as evidenced by contemporaneous documentation, in each case, during the twelve (12) months preceding the date the Director ceases to provide services to the Company or its Subsidiaries.

(b) (i) Confidentiality. All Confidential Information shall be kept confidential and shall not be disclosed to any third party except: (i) information which is or becomes publicly available (other than as a result of disclosure by the Director in violation hereof or a third party’s violation of such third party’s contractual, legal or fiduciary obligation to any Person); (ii) information which is independently developed, discovered or arrived at by the Director without use of Confidential Information; (iii) in order to comply with any law, rule, regulation or order applicable to the Director, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such recipient in the course of any litigation, investigation or administrative proceeding; (iv) information that was or becomes available to the Director on a non-confidential basis from a source other than the Company or any Subsidiary which source is not under a contractual, legal or fiduciary duty of confidentiality with respect to such information; (v) information that is approved for disclosure by the Company or any of its Subsidiaries or Affiliates in writing; or (vi) disclosures under clause (b)(ii) below. In the event that the Director or any representative thereof becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information, the disclosing party shall, unless legally prohibited, provide the Company with prompt prior written notice of such requirement and cooperate with the Company, at the Company’s expense, to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such Confidential Information that has been legally compelled to be furnished. The Director shall, during such service, disclose Confidential Information only for the benefit of the Company and in accordance with any restrictions placed on its disclosure in this paragraph (b). For purposes of this Agreement, “Confidential Information” means non-public information that has value in or to the business of the Company or any of its Subsidiaries, whether or not labeled or identified as proprietary or confidential and that is obtained by the Director, or to which the Director had access, in the scope of the Director’s service. Confidential Information includes without limitation any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company or any Subsidiary or Affiliate or to the technical data, trade secrets or know-how of any such Person, including without limitation research, product plans or other information regarding the products or services and markets, customer lists and customers (which may include but is not limited to customers on which the Director called or with whom the Director may have become acquainted while in the service of the Company), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company or any Subsidiary or Affiliate either directly or indirectly in writing or orally.

(ii) Permitted Disclosures. Nothing in this Agreement or any other agreement or policies of the Company or any of its Subsidiaries prohibits or restricts the Director or the Director’s attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any regulatory or supervisory authority, and/or pursuant to the Sarbanes-Oxley Act; (c) accepting any U.S. Securities and Exchange Commission awards; or (d) filing a charge with, initiating communications with, providing documents or other disclosures to, or responding to any inquiry from, any governmental agency, legislative body, or any regulatory or supervisory authority regarding any good-faith concerns about possible violations of law including, without limitation, the U.S. Equal Employment Opportunity Commission and the National Labor Relations Board. Pursuant to 18 U.S.C. § 1833(b), the Director will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or any of its Subsidiaries that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to such Person’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Director files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Director may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, provided that the Director files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement or policy of the Company or its Subsidiaries is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are permitted by such statute.

(c) Nonsolicitation of Employees. Unless otherwise approved by the Company, during the Nonsolicitation Restricted Period, the Director shall not directly or indirectly (i) solicit any employee of the Company or any of its Subsidiaries, or induce such employee to terminate employment with such entity, and (ii) either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is, or who within the six (6) months preceding such action was, employed by the Company or such Subsidiary, in the case of each of clause (i) and (ii), other than an Excluded Employee; provided, that nothing in this clause (c) shall preclude the Director from placing advertisements during the Nonsolicitation Restricted Period in periodicals of general circulation or on non-industry specific online recruiting sites and forums soliciting persons for employment. For purposes of this clause (c), an “Excluded Employee” means (1) administrative assistants and (2) non-managerial call center employees of the Company or any of its Subsidiaries.

(d) Nonsolicitation of Customers, Clients and Distributors. Unless otherwise approved by the Company, during the Noncompetition Restricted Period, the Director shall not directly or indirectly solicit or otherwise attempt to establish for himself or any other Person any competing business relationship with any Person which is, or during the six (6) month period preceding any date of determination was, a customer, client or distributor (including any marketing, brokerage, or insurance carrier partner) of the Company or any of its Subsidiaries and as to which the Director (x) conducted business on behalf of the Company or any of its Subsidiaries or (y) has access to Confidential Information relating thereto.

(e) Injunctive Relief with Respect to Covenants. The Director acknowledges and agrees that the covenants and obligations of the Director with respect to noncompetition, nonsolicitation and confidentiality, as the case may be, set forth herein relate to special, unique and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Director agrees, to the fullest extent permitted by applicable law, that the Company shall be entitled to an injunction, restraining order or such other equitable relief restraining the Director from committing any violation of the covenants or obligations contained in this Appendix A. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the provisions of this Appendix A, the Director acknowledges that the Director is agreeing to these provisions in connection with the receipt of the Profits Units, which have provided and are intended in the future to provide the Director with material economic benefits.

(f) Unenforceable Restriction. It is expressly understood and agreed that although the Director and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final determination is made by a court of competent jurisdiction that any restriction contained in this Appendix A is an unenforceable restriction against the Director, the provisions of this Appendix A shall not be rendered void but shall be reformed to apply as to such maximum time and to such maximum extent as such court may determine to be enforceable. Alternatively, if such court finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be reformed so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

For purposes of this Appendix A:

“Noncompetition Restricted Period” means the period beginning on the date that the Director’s service with the Company or any Subsidiary terminates (whether initiated by the Director or by the Company or such Subsidiary) and ending on the first (1st) anniversary of the date thereof (unless the Director and the Company mutually agree to a longer period).

“Nonsolicitation Restricted Period” means the period beginning on the date that the Director’s service with the Company or any Subsidiary terminates (whether initiated by the Director or by the Company or such Subsidiary) and ending on the second (2nd) anniversary of the date thereof (unless the Director and the Company mutually agree to a longer period).

“Restricted Area” means, as of any date of determination, those counties and states within the United States and, if applicable, those comparable political subdivisions of other countries in which the Company or any of its Subsidiaries directly or indirectly (x) conducts its business activities as of such date or (y) has regularly conducted or is actively planning to conduct its business activities on such date or at any time during the twelve months prior to such date. The Restricted Area with respect to an employee whose services do not otherwise relate to a specific geographic region shall be determined on the basis of the Company and its Subsidiaries conducting its business in locations without having any physical presence (such as leased property, equipment or employees) in such location, including but not limited to any counties and states in which the Company or its Subsidiaries market, broker or sell insurance policies or related products and services.

Appendix B

JOINDER AGREEMENT

___________, 20__

Reference is made to that certain Amended and Restated Limited Liability Company Agreement of Blizzard Parent, LLC (“Parent LLC”, and such agreement, the “Parent LLC Agreement”). The undersigned acknowledges receipt of the Parent LLC Agreement, as in effect on the date hereof.

The undersigned signatory, in order to become the owner or holder of Profits Units of Parent LLC, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Parent LLC Agreement and shall be a Member of Parent LLC with respect to the Profits Units, held by the undersigned, in all cases subject to all of the rights, restrictions, conditions and obligations applicable to the Members in respect of such Profits Units, as applicable, set forth in the Parent LLC Agreement. For purposes of this Joinder Agreement, the terms “Member”, and “Profits Units” shall be as defined in the Parent LLC Agreement. This Joinder Agreement shall take effect and shall become a part of the Parent LLC Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance and/or transfer of Profits Units to the undersigned).

Pls. Print Name:	[ ]

ACCEPTED:

BLIZZARD PARENT, LLC

By:
Name:	Clint Jones
Title:	CEO

Appendix C

SECTION 83(B) ELECTION FORM

[attached]

Information Relating to Section 83(b) Election

Below you will find instructions for completing and filing a tax form in connection with your receipt of Profits Units representing a partnership interest of Blizzard Parent, LLC.

Pursuant to the terms governing the Profits Units, you must file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the issuance to you of the Profits Units. The consequences of making an 83(b) election are complex and depend on individual circumstances and expectations. We recommend that you consult your own tax advisor regarding your receipt of Profits Units and the tax treatment of Profits Units.

For your convenience, attached is an 83(b) election form for you to complete, which the Company’s Chief Legal Officer or General Counsel will then file with the Internal Revenue Service on your behalf. To complete the form, enter your social security number, sign and date the form. A copy of the completed form must be returned to #### by email at ####@gohealth.com no later than [DATE].

Should you have any questions, please feel free to contact #### via email at ####@gohealth.com or by phone at ####.